                                                                     Exhibit 5.1

                               September 29, 2006

Healthcare Services Group, Inc.
3220 Tillman Drive
Suite 300
Bensalem, Pennsylvania 19020

                       Healthcare Services Group, Inc.
                       Registration Statement on Form S-3
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Gentlemen:

         We have  acted  as  counsel  to  Healthcare  Services  Group,  Inc.,  a
Pennsylvania  corporation (the "Company"),  in connection with the filing on the date  hereof  of its  registration  statement  on Form  S-3  (the  "Registration
Statement")  relating to the  registration  of the  re-offer and resale of up to
368,572 shares (the "Shares") of its common stock, $.01 par value per share (the
"Common Stock"), that may be offered by certain selling stockholders pursuant to the  Registration  Statement.  This  opinion  letter is being  delivered  at the request of the Company and in accordance with the requirements of Item 601(b)(5)
of Regulation S-K promulgated  under the Securities Act of 1933, as amended (the
"Securities Act").

         We advise you that we have  examined  originals or copies  certified or otherwise  identified to our  satisfaction of the  Registration  Statement,  the prospectus  forming  a part  thereof  (the  "Prospectus"),  the  Certificate  of
Incorporation and By-laws, each as amended to date, and corporate proceedings of the Company, and such other documents,  instruments and certificates of officers and  representatives  of the Company and of public  officials,  and we have made such  examination  of law,  as we have deemed  appropriate  as the basis for the opinion hereinafter expressed.  In making such examination,  we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

         On the basis of the  foregoing  and in reliance  thereon and subject to the assumptions,  qualification  and limitations set forth herein, we advise you that in our opinion the Shares have been duly  authorized and validly issued and are fully paid and non-assessable.

         We are  members  of the Bar of the State of New  York.  We  express  no opinion as to the effects of any laws, statutes, regulations or ordinances other than the laws of the State of New York and of the United  States of America  and
the Pennsylvania Business Corporation Law (the "PBCL"). In rendering our opinion

September 29, 2006

as it relates to the PBCL, we have reviewed the Constitution of the Commonwealth of Pennsylvania, the PBCL, but not to the extent affected by other, noncorporate law, and reported judicial  decisions in the Commonwealth of Pennsylvania  under the PBCL.

         This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances  that may  hereafter  come to our  attention  or any  changes  in fact or law that may hereafter occur.

         We hereby  consent to the  filing of this  opinion as an exhibit to the
Registration  Statement and to the reference  made to our firm under the caption
"Legal  Matters" in the  Prospectus.  In giving such consent,  we do not thereby concede  that our firm is within  the  category  of  persons  whose  consent  is required under Section 7 of the  Securities Act or the rules and  regulations of the Securities and Exchange Commission.

         This  opinion is being  furnished in  connection  with the re-offer and resale of the Shares and is not to be used, quoted or otherwise  referred to for any other  purpose  without our prior  written  consent.  This  opinion does not constitute such prior written consent.

         Robert L.  Frome,  a director  and  stockholder  of the  Company,  is a partner of this firm. Other members of the firm are stockholders of the Company.

                             Very truly yours,

                             /s/ Olshan Grundman Frome Rosenzweig & Wolosky LLP
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                             OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP